BBH COMMON SETTLEMENT II FUND, INC.
                            ADMINISTRATION AGREEMENT


         ADMINISTRATION AGREEMENT, dated May 10, 2001 between BBH COMMON SETTLEMENT II FUND, INC., a Maryland corporation (the "Corporation"), and BROWN BROTHERS HARRIMAN TRUST COMPANY, LLC (the "Administrator").

                              W I T N E S S E T H:

         WHEREAS, the Corporation is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Corporation has been organized for the purpose of investing its funds in securities and has retained an investment adviser for this purpose and desires to avail itself of the facilities available to the Administrator with respect to the administration of the day to day affairs of the Corporation, and the Administrator is willing to furnish such administrative services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties agree as follows:

         Section 1. The Corporation hereby appoints the Administrator to administer all aspects of the operations of the Corporation (except those subject to the supervision of the investment adviser), subject to the overall supervision of the Directors of the Corporation for the period and on the terms set forth in this Agreement. The Administrator hereby accepts such appointment and agrees during such period to render the services herein described and to assume the obligations set forth herein, for the compensation herein provided.

         Section 2. Subject to the supervision of the Directors of the Corporation, the Administrator shall administer all aspects of the operations of the Corporation (except those subject to the supervision of the investment adviser) and, in connection therewith, shall (i) furnish the Corporation with adequate office facilities, utilities, office equipment and related services;
(ii) be responsible for the financial and accounting records required to be maintained for the Corporation (including those being maintained by the custodian) other than those being maintained by the investment adviser; (iii) furnish the Corporation with ordinary clerical, bookkeeping and recordkeeping services at such office facilities; (iv) arrange, but not pay for, the preparation of all required tax returns and reports to its shareholders and the Securities and Exchange Commission and the periodic updating of its prospectus; and (v) oversee the performance of administrative and professional services to the Corporation by others, including the custodian, transfer agent and shareholder servicing agent.

         In connection with the services rendered by the Administrator under this Agreement, the Administrator assumes and will pay all expenses incurred by the Administrator or by the Corporation in connection with administering the ordinary course of business of the Corporation, other than those assumed by the Corporation herein.

The Corporation assumes and will pay the expenses described below:

         (a) the fees and expenses of any investment adviser or expenses otherwise incurred in connection with the management of the investment and reinvestment of its assets,

         (b) the fees and expenses of Directors of the Corporation who are not affiliated persons of the Administrator, or of any entity with whom the Administrator has subcontracted its performance under this Agreement (the "Subadministrator") or any investment adviser of the Corporation or of an investment company in which the Corporation invests its investable assets,

         (c) the fees and expenses of the custodian which relate to (i) the custodial function and the recordkeeping connected therewith, (ii) the maintenance of the required accounting not being maintained by the Administrator or the Subadministrator, (iii) the pricing of the shares, including the cost of any pricing service or services which may be retained pursuant to the authorization of the Directors of the Corporation, and (iv) the cashiering function in connection with the issuance and redemption of the securities,

         (d) the fees and expenses of the transfer agent and shareholder servicing agent, which relate to the maintenance of each shareholder account and the fees and expenses of any eligible institution,

         (e)  the  charges  and  expenses  of  legal  counsel  and   independent
accountants for the Corporation,

         (f) brokers' commissions and any issue or transfer taxes chargeable in connection with its securities transactions,

         (g) all taxes and corporate fees payable by the Corporation to federal, state or other governmental agencies,

         (h) the fees of any trade association of which the Corporation may be a member,

         (i) the cost of share certificates, if any,

         (j) the fees and expenses involved in registering and maintaining registrations of the Corporation and of shares with the Securities and Exchange Commission, registering the Corporation as a broker or dealer and qualifying shares under state securities laws, including the preparation and printing of the Corporation's registration statements and prospectuses for filing under federal and state securities laws for such purposes,

         (k) the cost of any liability insurance or fidelity bonds,

         (l) allocable communications expenses with respect to investor services and all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing reports and prospectuses to shareholders in the amount necessary for distribution to shareholders, and

         (m) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of business of the Corporation. General expenses of the Corporation shall be charged directly to the Corporation.

         Section 3. As full compensation for the services performed and the facilities furnished by the Administrator, the Administrator shall receive a fee of 0.03% from the Corporation. Such fee is computed daily and paid monthly at an annual rate of a percentage of the average daily net assets of the Corporation.

         Section 4. The Administrator assumes no responsibility under this Agreement other than to render the services called for hereunder, and specifically assumes no responsibilities for investment advice or the investment or reinvestment of the Corporation's assets.

         Section 5. The Administrator shall not be liable for any error of judgment or for any loss suffered by the Corporation in connection with the matters to which this Agreement relates, except a loss resulting from wilful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         Section 6. The Administrator may subcontract for the performance of its obligations hereunder with any one or more persons; provided, however, that the Administrator shall not enter into any such subcontract unless the Directors of the Corporation shall have found the subcontracting party to be qualified to perform the obligations sought to be subcontracted; and provided, further, that unless the Corporation otherwise expressly agrees in writing, the Administrator shall be as fully responsible to the Corporation for the acts and omissions of any subcontractor as it would be for its own acts or omissions. If permitted by the subadministration agreement between the Administrator and the Subadministrator, the Subadministrator may authorize and permit any of its directors, officers and employees who may be elected as officers of the Corporation to serve in the capacities in which they are elected and the Subadministrator will pay the salaries of all personnel of the Corporation who are affiliated with the Subadministrator.

         Section 7. This Agreement shall become effective on the date determined by mutual agreement of the parties. This Agreement shall continue in effect for two years from the date of its effectiveness and thereafter, but only so long as its continuance is specifically approved at least annually in the same manner as an investment advisory contract under the 1940 Act; provided, however, that this Agreement may be terminated by the Corporation at any time, without the payment of any penalty, by the Directors of the Corporation or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Corporation, upon not less than 60 days' written notice to the Administrator, or by the Administrator at any time, without the payment of any penalty, upon not less than 90 days' written notice to the Corporation. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940
Act).

         Section 8. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Administrator who may also be an officer or employee of the Corporation to engage in any other business or to devote his time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the right of the Administrator to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

         Section 9. During the term of this Agreement, the Corporation agrees to furnish the Administrator at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders or the public, which refer in any way to the Administrator, prior to use thereof and not to use such material if the Administrator reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Corporation will continue to furnish to the Administrator copies of any of the above-mentioned materials which refer in any way to the Administrator. The Corporation shall furnish or otherwise make available to the Administrator such other information relating to the business affairs of the Corporation as the Administrator at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

         Section 10. This Agreement may be amended only by mutual written consent.

         Section 11. The Directors have authorized the execution of this Agreement in their capacity as Directors and not individually and the Administrator agrees that neither shareholders of the Corporation nor the Directors nor any officer, employee, representative or agent of the Corporation shall be personally liable upon, nor shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Corporation, that neither shareholders of the Corporation nor the Directors, officers, employees, representatives or agents of the Corporation shall be personally liable hereunder, and that the Administrator shall look solely to the property of the Corporation for the satisfaction of any claim hereunder.

         Section 12. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Administrator at 63 Wall Street, New York, New York, 10005, Attention: Senior Vice President; or (2) to the Corporation at BBH Common Settlement II Fund, Inc., 21 Milk Street, Boston, Massachusetts 02109, Attention: Secretary.

         Section 13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.


                                    BBH COMMON SETTLEMENT II FUND, INC.



                                    By:
                                        ------------------------------------
                                            Philip W. Coolidge
                                            President


                                   BROWN BROTHERS HARRIMAN TRUST COMPANY, LLC



                                    By:
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                                        Name:
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